EXHIBIT 8.2

                           OPINION OF BROAD AND CASSEL

                        [LETTERHEAD OF BROAD AND CASSEL]

                                                          June 5, 2000

onlinetradinginc.com corp.
2700 N. Military Trail
Suite 200
Boca Raton, Florida 33431

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of January 19, 2000, by and among Omega Research, Inc., a Florida corporation ("Omega Research"), onlinetradinginc.com corp., a Florida corporation ("OnlineTrading.com"), OnlineTrading.com Group, Inc. ("OnlineTrading.com Group"), Omega Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of OnlineTrading.com Group ("Omega Acquisition"), and Onlinetrading Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of OnlineTrading.com Group ("Online Acquisition"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement, as amended, (the "Registration Statement") relating to the Merger (as hereinafter defined). Pursuant to the Agreement, Omega Acquisition will merge with and into Omega Research and Omega Research will become a wholly-owned subsidiary of OnlineTrading.com Group, and Online Acquisition will merge with and into OnlineTrading.com and OnlineTrading.com will become a wholly-owned subsidiary of OnlineTrading.com Group (collectively, the "Merger").

         Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as legal counsel to OnlineTrading.com in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

         1. The Agreement;

         2. The Registration Statement; and

         3. Such other instruments, letters and documents related to the formation, organization and operation of OnlineTrading.com Group, Omega Research, OnlineTrading.com, Omega Acquisition and Online Acquisition and to the consummation of the Merger and the other transactions contemplated by the Agreement as we have deemed necessary or appropriate.

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June 5, 2000
Page 2


         In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

         A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and

         B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "The Merger - Federal Income Tax Considerations," insofar as they constitute statements of law or legal conclusions concerning the material federal income tax consequences of the merger, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "The Merger - Federal Income Tax Considerations."

         In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

         (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

         (2) No opinion is expressed as to any transactions other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any further amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.

                                              Very truly yours,

                                              /s/ Broad and Cassel
                                              -------------------------------
                                              BROAD AND CASSEL